UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2016

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana Street, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2016, Dan Duncan LLC, the sole member of the general partner (the "General Partner") of Enterprise Products Partners L.P. (the "Partnership") elected a new slate of individuals together constituting the entire board of directors (the "Board") of the General Partner.  The slate of directors, which took effect on January 5, 2016, includes: (i) the following existing members of the Board:  Carin M. Barth; Dr. F. Christian Flach; W. Randall Fowler; James T. Hackett; Charles E. McMahen; William C. Montgomery; Richard S. Snell; A. James Teague; and Randa Duncan Williams and (ii) the following new member of the Board:  Richard H. Bachmann.  The following individuals (who served as directors prior to January 5, 2016) were not reelected to the Board:  Thurmon M. Andress and E. William Barnett.  Ms. Williams will continue to serve as the non-executive Chairman of the Board, and Mr. Bachmann will serve as the non-executive Vice Chairman of the Board.  In addition, each of Larry J. Casey and Edwin E. Smith will continue to serve as an advisory director, and O. S. Andras will continue to serve as an honorary director.  Advisory directors and honorary directors are not entitled to vote as directors on any matters.

Mr. Bachmann (age 62) has served as the President and Chief Executive Officer of Enterprise Products Company, a privately-held affiliate of the Partnership ("EPCO"), since May 2010 and has served as a director of EPCO since January 1999.  He previously served as Secretary of EPCO from May 1999 to May 2010 and as a Group Vice Chairman of EPCO from December 2007 to May 2010.  Mr. Bachmann previously served as a director of the General Partner from June 2000 to January 2004, from February 2006 to May 2010 and from November 2010 to April 2014.  Mr. Bachmann also served as Executive Vice President and Chief Legal Officer of the General Partner from February 1999 until November 2010 and as Secretary from November 1999 to November 2010.

There were no arrangements or understandings between Mr. Bachmann and any other person pursuant to which Mr. Bachmann was elected as a director.  In his new role as Vice Chairman of the Board, effective as of January 5, 2016, Mr. Bachmann has joined the General Partner's management oversight group known as the Office of the Chairman.

Effective as of January 5, 2016, in connection with the election of the new Board, the Audit and Conflicts Committee and the Governance Committee of the Board consist of:

Audit and Conflicts Committee	Governance Committee
Charles E. McMahen — Chairman William C. Montgomery Richard S. Snell	James T. Hackett — Chairman Carin M. Barth Randa Duncan Williams

In addition, effective as of January 5, 2016, Mr. Fowler's role as an officer of the General Partner was changed from Chief Administrative Officer to President.  In his new role, Mr. Fowler will be responsible for, among other things, (i) managing the overall financial strategy of the Partnership; (ii) overseeing and providing strategic direction for the Partnership, subject to Board approval, in the areas of accounting, risk management, finance, treasury and cash management, information technology, investor relations, governmental affairs, and public relations; and (iii) providing required certifications as a co-principal financial officer of the General Partner (together with the Chief Financial Officer) regarding disclosure controls and procedures and internal control over financial reporting.  In his new role, Mr. Fowler will continue to participate in the Office of the Chairman.

Prior to the changes described above, Mr. Fowler (age 59) has most recently served as Chief Administrative Officer of the General Partner from April 2015 to January 2016 and as Executive Vice President and Chief Financial Officer from August 2007 to March 2015.  Mr. Fowler has served as a director of the General Partner since September 2011.  Mr. Fowler served as Senior Vice President and Treasurer of the General Partner from February 2005 to August 2007. Mr. Fowler also previously served as a director of the General Partner from February 2006 to May 2010.  Mr. Fowler, a certified public accountant (inactive), joined the Partnership as Director of Investor Relations in January 1999.

On January 6, 2016, the Partnership issued a press release (the "Press Release") announcing the elections described above.  A copy of the Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated January 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products Holdings LLC, its General Partner

Date: January 6, 2016		By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated January 6, 2016